Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the combined financial statements of Aerospace Solutions Group and Energy Services Group Businesses of B/E Aerospace, Inc., dated August 29, 2014, appearing in the effective Registration Statement on Form 10 of KLX, Inc. for the three years ended December 31, 2013.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boca Raton, Florida
December 12, 2014